UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NEW YORK CITY REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NYC REIT COMMENTS ON INSTITUTIONAL SHAREHOLDER SERVICES REPORT

Urges NYC Shareholders to Not Be Fooled by Comrit and to ONLY vote the GOLD Proxy Card TODAY to Protect the Value of Their Investment and Dividend

NEW YORK – May 17, 2022 – New York City REIT, Inc. (NYSE: NYC) (“NYC” or the “Company”) today issued the following statement in response to the report issued by Institutional Shareholder Services (“ISS”) relating to the director election at the Company’s Annual Meeting on May 31, 2022.

Michael Weil, Chairman and CEO of NYC, said, “There is no question that Elizabeth Tuppeny is the superior candidate and the right choice for NYC shareholders in the upcoming director election. She has been an outstanding NYC director for several years and has extensive commercial real estate experience, significant REIT board service, and a strong track record of delivering exceptional returns to our shareholders. It is very disappointing that ISS failed to recognize these many outstanding qualities and instead has chosen to back an inexperienced director candidate for election to the Board who was handpicked by an activist hedge fund.”

As the NYC Annual Meeting approaches, it is critical that NYC shareholders consider the following in making their decision:

•	Ms. Tuppeny’s Outstanding Real Estate Track Record: Ms. Tuppeny has been a driving force in helping NYC generate strong returns for shareholders by utilizing her nearly three decades of experience as an outstanding board director in the real estate industry. She currently serves as the Lead Independent Director of Franklin BSP Realty Trust, Inc. and as an independent director of Healthcare Trust, Inc. (each of which she joined over nine years ago), and has previously served as an independent director of American Realty Capital Trust IV, Inc. She also serves as a member of the Board of Directors and Executive Committee of the Philadelphia Industrial Development Council. At each stop, she has performed at the highest level, and helped maximize return on investment and generate highly attractive returns for investors.

•	Comrit’s Nominee’s Lack of Experience: Comrit’s director nominee has minimal experience working in the U.S. commercial real estate market, as her real estate experience is largely limited to helping to manage a small portfolio of student housing properties in Montreal owned by her family. Additionally, she has just one year of experience as a board director and has not chaired any committees. Electing her to replace a director with the track record and qualifications of Ms. Tuppeny would disrupt NYC’s significant momentum.

•	NYC’s Strong Value Creation: NYC – with Ms. Tuppeny serving as Lead Independent Director of the Board – has been one of the top-performing REITs, generating a total return of 70%[1] from January 1, 2021 through April 13, 2022, outperforming the S&P 500 by 47% and the Company’s direct competitor set, which comprises other New York City-focused REITs[2], by 48%. Furthermore, ISS noted our strong performance.

•	NYC’s Consistently High Dividend Payouts: NYC has paid an attractive annual dividend of $0.40 per share (ten cents per share on a quarterly basis), even during the harsh times of the Covid-19 pandemic. As NYC’s lead independent director, Ms. Tuppeny has been instrumental in maintaining the dividend, which has been an important element of the value that NYC has created. The dividend could be at risk if Sharon Stern is elected to the Board.

NYC continues to urge shareholders to not be fooled by Comrit and only vote to re-elect Elizabeth Tuppeny to the Company’s Board of Directors by voting ‘FOR’ on the GOLD card to re-elect Elizabeth Tuppeny so we can continue to build on our considerable momentum. A vote for Sharon Stern, who does not have the experience to serve on NYC’s Board, could jeopardize the momentum of the Company and put the value of your investment at risk.

1 Total Return calculated over the period beginning on January 1, 2021 through April 13, 2022. Total Return is calculated by taking the ending share price less the beginning share price plus dividends paid divided by the beginning share price, shown as a percentage.

2 Peer group includes SLG, VNO, ESRT and PGRE.

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

Please vote today by telephone, via the Internet or
by signing, dating and returning the enclosed GOLD proxy card.
Simply follow the easy instructions on the GOLD proxy card.

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED
Shareholders May Call Toll-free: (877) 750-8197
Banks and Brokers May Call Collect: (212) 750-5833

REMEMBER:

Please simply discard any WHITE proxy card that you may receive from Comrit. Returning a WHITE proxy card – even if you “withhold” on the Comrit’s nominees – will revoke any vote you had previously submitted on NYC REIT’s
GOLD proxy card.

REMEMBER:

Please simply discard any WHITE proxy card that you may receive from Comrit. Returning a WHITE proxy card – even if you “withhold” on the Comrit’s nominees – will revoke any vote you had previously submitted on NYC REIT’s GOLD proxy card.

About New York City REIT, Inc.

New York City REIT, Inc. is a publicly traded REIT that owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about NYC can be found on its website at www.newyorkcityreit.com.

Important Information

NYC filed a definitive proxy statement on Schedule 14A on April 15, 2022 and will file other relevant documents with the SEC in connection with the solicitation of proxies from NYC stockholders for NYC's 2022 annual meeting of stockholders. NYC STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ NYC'S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by NYC with the SEC at no charge at the SEC's website at www.sec.gov. Copies are also available at no charge in the “SEC Filings” subsection of the “Financial Information” section of NYC's Investor Relations website at investors.newyorkcityreit.com or by contacting NYC's Investor Relations department at info@ar-global.com.

Participants in the Solicitation

NYC, its directors, and certain of its executive officers may be deemed to be participants in the solicitation of proxies from NYC stockholders in connection with matters to be considered at NYC's 2022 annual meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of NYC's directors and executive officers, in NYC is included in NYC's Proxy Statement on Schedule 14A for the 2022 annual meeting of stockholders, filed with the SEC on April 15, 2022. Changes to the direct or indirect interests of NYC's directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in NYC will be set forth in relevant documents to be filed with the SEC, if and when they become available.

Media Contacts

Jonathan Gasthalter/Mark Semer

Gasthalter & Co.

(212) 257-4170

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